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                                                                   Exhibit 15

              LETTER RE: UNAUDITED INTERIM FINANCIAL INFORMATION


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  Regis Corporation Registration Statement on Form S-3

We are aware that our reports dated May 14, 1997, February 14, 1997 and May 9, 1997 on our reviews of interim financial information of Regis Corporation for the periods ended September 30, 1996 and 1995, December 31, 1996 and 1995, March 31, 1997 and 1996, respectively, and included in the Company's quarterly reports on Form 10-Q for the quarters ended September 30, 1996 (as updated by the information included in the Current Report on Form 8-K filed on May 14, 1997), December 31, 1996 and March 31, 1997 are incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.

                                       COOPERS & LYBRAND L.L.P.



Minneapolis, Minnesota
June 3, 1997